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                                                                   Exhibit 10.05

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, dated and effective as of November 5, 2003 (the "Effective Date") is made and entered into by and between Cardinal Health, Inc., an Ohio corporation (the "Company"), and Ronald K. Labrum (the "Executive").

         WHEREAS, the Company and the Executive desire to set forth in a written agreement the terms and conditions under which the Executive will render services to the Company from and after the Effective Date.

         NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, agree as follows:

         1. EMPLOYMENT PERIOD. The Company shall employ, or shall cause one of its subsidiaries or affiliates to employ, the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, during the three-year period beginning on the Effective Date and ending on the third (3rd) anniversary of the Effective Date, unless prior to such date the employment of the Executive is terminated in accordance with Section 4 of this Agreement (such period, the "Employment Period"). For purposes of this Agreement, any reference to the "Company" shall mean, where appropriate, the actual Cardinal subsidiary or affiliate that employs the Executive. The Employment Period may be extended by mutual written agreement of the parties.

         2. POSITION AND DUTIES. (a) During the Employment Period, the Executive shall serve as Executive Vice President & Group President - Medical Products and Services, with the duties and responsibilities customarily assigned to such position, and such other duties and responsibilities as President and Chief Executive Officer - Healthcare Products and Services shall from time to time assign to the Executive; provided that the Company may change the Executive's title, duties and responsibilities (including reporting responsibilities) at any time without violating this provision, so long as the Executive remains in an executive position.

         (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled under the practices and policies of the Company as in effect from time to time, the Executive shall devote the Executive's full business attention and time to the business and affairs of the Company, and shall use the Executive's reasonable best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to (A) serve on corporate boards or committees with the prior consent of the President and Chief Executive Officer - Healthcare Products and Services, (B) serve on civic or charitable boards or committees, (C) deliver lectures, fulfill speaking engagements or teach at educational institutions and (D) manage personal investments, so long as such activities do not materially interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

         (c) As of the Effective Date, the Executive's services shall be performed primarily at the Company's offices located in McGaw Park, Illinois; provided, however, that, during the Employment Period, the Company may require that the Executive relocate and that the Executive's services be

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performed primarily at another Company office. In the event that the Executive elects, by a written notice to the Company, not to so relocate, he shall not be eligible to receive the severance benefits provided under Section 4(c) of this Agreement.

         3. COMPENSATION. (a) SALARY. During the Employment Period, as compensation for the Executive's services hereunder, the Company shall pay to the Executive an annual base salary (the "Base Salary") at the rate of not less than $480,000, payable at such times and intervals as the Company customarily pays the base salaries of its other executive employees; provided that the Base Salary may be reduced as part of a reduction that applies proportionately to all employees who are otherwise similar to the Executive with respect to amount of compensation and level of managerial responsibility before such reduction.

         (b) ANNUAL BONUS. In addition to the Base Salary, during the Employment Period the Executive shall be eligible to receive an annual bonus (an "Annual Bonus") determined and paid at the sole discretion of the Company pursuant to the terms and conditions of the Company bonus plan for which the Executive is then eligible, as such plan is in effect from time to time, or any successor thereto (the "Bonus Plan"). The parties hereto agree and acknowledge that the Executive's Annual Bonus target under this Agreement shall be equal to ninety percent (90%) of the Base Salary.

         (c) OPTION GRANT. As of November 17, 2003, the Company shall grant the Executive an option to purchase 25,000 common shares, without par value, of the Company (the "Option") pursuant to the terms and conditions set forth in the Nonqualified Stock Option Agreement attached to this Agreement as Exhibit A (the "Option Agreement").

         (d) RESTRICTED SHARE UNITS GRANT. As of November 17, 2003, the Company shall grant the Executive an option to purchase 5,000 Restricted Share Units, without par value of the Company (the "Units") pursuant to the terms and conditions set forth in the Restricted Share Units Agreement attached to this Agreement as Exhibit B (the "Restricted Share Units Agreement").

         (e) EMPLOYEE BENEFITS. During the Employment Period, the Executive shall be entitled to receive employee benefits (including, without limitation, medical, life insurance and other welfare benefits and benefits under retirement and savings plans) and vacation to the same extent as, and on the same terms and conditions as, other similarly situated executives of the Company from time to time.

         (f) EXPENSES. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive during the Employment Period in carrying out the Executive's duties under this Agreement, provided that the Executive complies with the policies, practices and procedures of the Company then applicable to the Executive for submission of expense reports, receipts, or similar documentation of such expenses.

         (g) RELOCATION BENEFITS. In the event that the Company requires that the Executive's services be performed primarily at a location other than Company's office located in McGaw Park, Illinois and the Executive agrees to such relocation, the Company shall provide the Executive with relocation benefits in connection with the relocation of himself, his family and his possessions from McGaw Park, Illinois to the new location. Such relocation benefits shall be provided pursuant to the Company's standard relocation policy for similarly situated executives.

         4. EMPLOYMENT TERMINATION. (a) TERMINATION BY THE COMPANY. During the Employment Period, the Executive's employment may be terminated by the Company under any of the following circumstances: (i) upon the inability of the Executive to perform the essential functions of his position

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with or without reasonable accommodation, which inability continues for a consecutive period of 120 days or longer or an aggregate period of 180 days or longer ("Incapacity"), in either instance during the Employment Period; (ii) for "Cause," defined as (A) any willful or grossly negligent conduct by Executive that demonstrably and materially injures the Company; (B) any act by the Executive of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets of the Company or any subsidiary; (C) the Executive being convicted of, confessing to, or becoming the subject of proceedings that provide a reasonable basis for the Company to believe the Executive has engaged in, a felony or any crime involving dishonesty or moral turpitude; (D) the Executive's intentional and repeated violation of the written policies or procedures of the Company; (E) the Executive violating any provision of Section 5 of this Agreement; (F) the Executive's willful and continued failure for a significant period of time to perform Executive's duties; or (G) the Executive's refusal to relocate after a request by the Company that the Executive perform his primary services at a location other than McGaw Park, Illinois; and (iii) for any other reason (a termination without "Cause"). The Company shall give the Executive notice of termination specifying which of the foregoing provisions is applicable and (in the case of clause (i) or (ii) the factual basis therefore, and the termination shall be effective upon the 30th day after such notice is given (hereinafter, the date on which the Executive ceases to be an employee of the Company for any reason (including, without limitation, by action of the Executive), whether or not during the Employment Period, is referred to as the "Date of Termination").

         (b) TERMINATION BY THE EXECUTIVE. The Executive may terminate his employment during the Employment Period for any reason upon 30 days advanced written notice to the Company.

         (c) CONSEQUENCES OF TERMINATION BY THE COMPANY WITHOUT CAUSE. (i) If the Executive is terminated by the Company without Cause during the Employment Period, the Executive shall not be entitled to any further compensation or benefits provided for under this Agreement except (x) as provided in the Option Agreement and (y) as provided in the following sentence. Under such circumstance, the Company shall:

                  (i) pay to the Executive an amount equal to one times the sum of (x) the Executive's Base Salary, at the rate in effect on the day immediately prior to the Date of Termination and (y) the Executive's Annual Bonus target for the fiscal year of the Company in which the Date of Termination occurs, such amount to be paid monthly in equal installments over the twelve (12) month period immediately following the Date of Termination; and

                  (ii) provide the vested benefits. if any, required to be paid or provided by law.

Notwithstanding the foregoing, the Company's obligations to the Executive under this Section 4(c) shall immediately terminate, and the Executive shall not be entitled to any further compensation or benefits provided for under this Agreement or the Option Agreement in the event that the Executive violates any of the provisions of Section 5 of this Agreement.

         (d) OTHER EMPLOYMENT TERMINATIONS. If, during the Employment Period, the Executive's employment is terminated for any reason other than by the Company without cause, including, without limitation, termination by the Executive, incapacity, death, or termination by the Company for Cause (subject only to Section 4(e) of this Agreement), the Executive shall not be entitled to any compensation provided for under this Agreement, other than (i) the Base Salary through the Date of Termination; (ii) benefits under any long-term disability insurance coverage in the case of termination because of incapacity;
(iii) vested benefits, if any, required to be paid or provided by law; and (iv) the benefits provided for under the Option Agreement, if any.

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         (e) TERMINATION AFTER A CHANGE OF CONTROL. In the event that during the
Employment Period (i) the Executive's employment is terminated by the Company within one year after a "Change of Control" (as defined in the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended from time to time, or any successor plan thereto) for any reason other than because of the Executive's death, incapacity or by the Company for Cause, or (ii) the Executive has experienced a material diminution of his duties under Section 2(a) of this Agreement, other than actions that are not taken in bad faith and are remedied by the Company within ten business days after receipt of written notice thereof from the Executive, and as a result the Executive terminates his employment within one year after a Change of Control (as so defined), then the Company shall pay to the Executive the severance payments and benefits as set forth in
Section 4 (c) of this Agreement.

         5. COVENANTS. (a) INTRODUCTION. The Parties acknowledge that the provisions and covenants contained in this Section 5 are ancillary and material to this Agreement and the Option Agreement and that the limitations contained herein are reasonable in geographic and temporal scope and do not impose a greater restriction or restraint than is necessary to protect the goodwill and other legitimate business interests of the Company. The parties also acknowledge and agree that the provisions of this Section 5 do not adversely affect the Executive's ability to earn a living in any capacity that does not violate the covenants contained herein. The parties further acknowledge and agree that the provisions of Section 11(a) below are accurate and necessary because (i) this Agreement is entered into in the State of Ohio, (ii) Ohio has a substantial relationship to the parties and to this transaction, (iii) Ohio is the headquarters state of the Company, which has operations nationwide and has a compelling interest in having its employees treated uniformly within the United States, (iv) the use of Ohio law provides certainty to the parties in any covenant litigation in the United States, and (v) enforcement of the provision of this Section 5 would not violate any fundamental public policy of Ohio or any other jurisdiction.

         (b) CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company and all of its subsidiaries, partnerships, joint ventures, limited liability companies, and other affiliates (collectively, the "Cardinal Group"), all secret or confidential information, knowledge or data relating to the Cardinal Group and its businesses (including, without limitation, any proprietary and not publicly available information concerning any processes, methods, trade secrets, research, secret data, costs, names of users or purchasers of their respective products or services, business methods, operating procedures or programs or methods of promotion and sale) that the Executive has obtained or obtains during the Executive's employment by the Cardinal Group and that is not public knowledge (other than as a result of the Executive's violation of this Section 5(b) ("Confidential Information"). For the purposes of this Section 5(b), information shall not be deemed to be publicly available merely because it is embraced by general disclosures or because individual features or combinations thereof are publicly available. The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Cardinal Group, except with the prior written consent of the Cardinal Group, as applicable, or as otherwise required by law or legal process. All records, files, memoranda, reports, customer lists, drawings, plans, documents and the like that the Executive uses, prepares or comes into contact with during the course of the Executive's employment shall remain the sole property of the Company and/or the Cardinal Group, as applicable, and shall be turned over to the applicable Cardinal Group company upon termination of the Executive's employment.

         (c) NON-RECRUITMENT OF EMPLOYER'S EMPLOYEES, ETC. Executive shall not, at any time during the Restricted Period (as defined in this Section 5(c)) without the prior written consent of Cardinal Health, Inc., directly or indirectly, contact, solicit, recruit, or employ (whether as an employee, officer, director, agent, consultant or independent contractor) any person who was or is at any time during the previous twelve (12) months an employee, representative, officer or director of the Cardinal Group. Further, during the Restricted Period, Executive shall not take any action that could reasonably be expected to have the effect of encouraging or inducing any employee, representative, officer or director of the

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Cardinal Group to cease their relationship with the Cardinal Group for any reason. This provision does not apply to recruitment of employees within or for the Cardinal Group. The "Restricted Period" means the period of Executive's employment with the Cardinal Group and the additional period that ends 24 months after the Executive's Date of Termination.

         (d) No COMPETITION - SOLICITATION OF BUSINESS. During the Non-Competition Period (as defined in this Section 5(e)), the Executive shall not (either directly or indirectly or as an officer, agent, employee, partner or director of any other company, partnership or entity) solicit, service, or accept on behalf of any competitor of the Cardinal Group the business of (i) any customer of the Cardinal Group at the time of the Executive's employment or Date of Termination, or (ii) potential customer of the Cardinal Group which the Executive knew to be an identified, prospective purchaser of services or products of the Cardinal Group. The "Non-Competition Period" means the period of Executive's employment with the Cardinal Group and the additional period that ends twelve (12) months after the Executive's Date of Termination.

         (e) NO COMPETITION - EMPLOYMENT BY COMPETITOR. During the Non-Competition Period, the Executive shall not invest in (other than in a publicly traded company with a maximum investment of no more than 1% of outstanding shares), counsel, advise, or be otherwise engaged or employed by, any entity or enterprise that competes with the Cardinal Group, by developing, manufacturing or selling any product or service of a type, respectively, developed, manufactured or sold by the Cardinal Group.

         (f) NO DISPARAGEMENT. (i) The Executive shall at all times refrain from taking actions or making statements, written or oral, that (A) denigrate, disparage or defame the goodwill or reputation of the Cardinal Group or any of its trustees, officers, security holders, partners, agents or former or current employees and directors, or (B) are intended to, or may be reasonably expected to, adversely affect the morale of the employees of the Cardinal Group. The Executive further agrees not to make any negative statements to third parties relating to the Executive's employment or any aspect of the businesses of the Cardinal Group and not to make any statements to third parties about the circumstances of the termination of the Executive's employment, or about the Cardinal Group or its trustees, officers, security holders, partners, agents or former or current employees and directors, except as may be required by a court or governmental body.

                  (ii) The Executive further agrees that, following termination of employment for any reason, the Executive shall assist and cooperate with the Company with regard to any matter or project in which the Executive was involved during the Executive's employment with the Company, including but not limited to any litigation that may be pending or arise after such termination of employment. Further, the Executive agrees to notify the Company at the earliest opportunity of any contact that is made by any third parties concerning any such matter or project. The Company shall not unreasonably request such cooperation of Executive and shall compensate the Executive for any lost wages or expenses associated with such cooperation and assistance.

         (g) INVENTIONS. All plans, discoveries and improvements, whether patentable or unpatentable, made or devised by the Executive, whether alone or jointly with others, from the date of the Executive's initial employment by the Company and continuing until the end of the Employment Period and any subsequent period when the Executive is employed by the Cardinal Group, relating or pertaining in any way to the Executive's employment with or the business of the Cardinal Group, shall be promptly disclosed in writing to the Chief Executive Officer and are hereby transferred to and shall redound to the benefit of the Company, and shall become and remain its sole and exclusive property. The Executive agrees to execute any assignments to the Company or its nominee, of the Executive's entire right, title and interest in and to any such discoveries and improvements and to execute any other instruments and documents requisite or desirable in applying for and obtaining patents, trademarks or copyrights, at the

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expense of the Company, with respect thereto in the United States and in all foreign countries, that may be required by the Company. The Executive further agrees, during and after the Employment Period, to cooperate to the extent and in the manner required by the Company, in the prosecution or defense of any patent or copyright claims or any litigation, or other proceeding involving any trade secret, processes, discoveries or improvements covered by this Agreement, but all necessary expenses thereof shall be paid by the Company.

         (h) ACKNOWLEDGEMENT AND ENFORCEMENT. (i) The Executive acknowledges and agrees that: (A) the purpose of the foregoing covenants, including without limitation the non-competition covenants of Sections 5(e) and (f), is to protect the goodwill, trade secrets and other Confidential Information of the Company;
(B) because of the nature of the business in which the Cardinal Group is engaged and because of the nature of the Confidential Information to which the Executive has access, the Company would suffer irreparable harm and it would be impractical and excessively difficult to determine the actual damages of the Cardinal Group in the event the Executive breached any of the covenants of this
Section 5; and (C) remedies at law (such as monetary damages) for any breach of the Executive's obligations under this Section 5 would be inadequate. The Executive therefore agrees and consents that if the Executive commits any breach of a covenant under this Section 5 or threatens to commit any such breach, the Company shall have the right (in addition to, and not in lieu of, any other right or remedy that may be available to it) to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage.

                  (ii) In addition, in the event of a violation of this Section 5, the Company shall have the right to require the Executive to pay to the Company all or any portion of the Clawback Amount (as defined below) within 30 days following written notice by the Company to the Executive (the "Company Notice") that it is imposing such requirement. The "Clawback Amount" means an amount equal to the gross option gain realized or obtained by the Executive or any transferee resulting from the exercise of any stock options granted to the Executive by the Cardinal Group within three years before a violation of Section 5(b), 5(c), 5(h) or 5(i) or within one year before a violation of Section 5
         (d) or 5(e), measured at the date of exercise (i.e., the difference between the fair market value of the purchased stock on the date of exercise and the exercise price paid by the Executive therefore).

In addition to the foregoing, in the event of a violation of this Section 5, all outstanding stock options granted to the Executive by the Cardinal Group (or any part thereof) that have not been exercised shall immediately and automatically terminate, be forfeited, and cease to be exercisable at any time.

                  (iii) With respect to any provision of this Section 5 finally determined by a court of competent jurisdiction to be unenforceable, the Executive and the Company hereby agree that such court shall have jurisdiction to reform this Agreement or any provision hereof so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination. If any of the covenants of this Section 5 are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company's right to enforce any such covenant in any other jurisdiction.

         6. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Cardinal Group for which the Executive may qualify, nor, subject to Section 9 below, shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Cardinal Group. Vested benefits and other amounts that the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Cardinal Group on or after the Date of Termination shall be payable in accordance with such plan, policy, practice, program,

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contract or agreement, as the case may be, except as explicitly modified by this
Agreement. Notwithstanding the foregoing, the Executive waives all of the Executive's rights to receive severance payments and benefits under any severance plan, policy or practice of the Cardinal Group or any entity merged with or into the Cardinal Group (or any part thereof) except to the extent provided for in this Agreement.

         7. NO MITIGATION. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

         8. NOTICES. (a) METHODS. Each notice, demand, request, consent, report, approval or communication (hereinafter, "Notice") which is or may be required to be given by any party to any other party in connection with this Agreement, shall be in writing, and given by facsimile, personal delivery, receipted delivery services, or by certified mail, return receipt requested, prepaid and properly addressed to the party to be served as shown in Section 8(b) below.

         (b) ADDRESSES. Notices shall be effective on the date sent via facsimile, the date delivered personally or by receipted delivery service, or three days after the date mailed:

                  If to the Company:      Cardinal Health, Inc.
                                          7000 Cardinal Place
                                          Dublin, OH 43017

                                          Attn : Chief Legal Officer
                                          Facsimile: (614) 757-6948

                  If to the Executive:    At the Executive's residence address
                                          most recently on the books and records
                                          of the Company.

         (c) CHANGES. Each party may designate by Notice to the other in writing, given in the foregoing manner, a new address to which any Notice may thereafter be so given, served or sent.

         9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements with respect thereto.

         10. SUCCESSORS. (a) EXECUTIVE. This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         (b) THE COMPANY. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         (c) The Company may assign this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company that expressly agrees to assume and perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such assignment had taken place. As used in this Agreement, the "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

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         11. MISCELLANEOUS. (a) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of Ohio, without reference to principles of conflict of laws. In addition, all legal actions or proceedings relating to this Agreement shall be brought in state or federal courts located in Franklin County, Ohio, and the parties executing this Agreement hereby consent to the personal jurisdiction of such courts. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (b) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

         (c) TAX WITHHOLDING. Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

         (d) NO WAIVER. The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

         (e) WARRANTY. The Executive hereby warrants that the Executive is free to enter into this Agreement and to perform the services described herein.

         (f) HEADINGS. The Section headings contained in this Agreement are for convenience only and in no manner shall be construed as part of this Agreement.

         (g) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         (h) SURVIVAL. The obligations under this Agreement of the Executive and the Company that by their nature and terms require (or may require) satisfaction after the end of the Employment Period shall survive such event and shall remain binding upon such parties.

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         IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization of the Executive Committee of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                       EXECUTIVE

                                       /s/ Ronald K. Labrum
                                       -----------------------------------------
                                       Ronald K. Labrum

                                       CARDINAL HEALTH, INC.

                                       By: /s/ Robert D. Walter
                                           -------------------------------------
                                               Robert D. Walter
                                               Chief Executive Officer

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                                    EXHIBIT A

                            (the "Option Agreement")

[See the Form of Nonqualified Stock Option Agreement under the Amended and Restated Equity Incentive Plan, as amended, which was filed as Exhibit 10.01 to the Form 10-Q for the fiscal quarter ended December 31, 2003]

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                                    EXHIBIT B

                    (the "Restricted Share Units Agreement")

[See the Form of Restricted Share Units Agreement under the Amended and Restated Equity Incentive Plan, as amended, which was filed as Exhibit 10.02 to the Form
              10-Q for the fiscal quarter ended December 31, 2003]

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